UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland (Address of principal executive offices)	20814 (Zip Code)

Registrant’s telephone number, including area code: 301-828-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Equity Incentive Plan

On September 15, 2021, the Board of Directors (the “Board”) of Broad Street Realty, Inc. (the “Company”) approved the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Amended Plan”), which increases the number of shares of the Company’s common stock reserved for issuance under the Amended Plan by 1,500,000 shares, from 3,620,000 shares to 5,120,000 shares.

The foregoing description is qualified in its entirety by the text of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto.

Executive Compensation

On September 15, 2021, upon recommendation from the Compensation Committee of the Board (the “Compensation Committee”), the Board approved the following grants under the Amended Plan, in each case with an effective grant date of October 1, 2021: (1) 43,605 and 14,535 restricted shares of the Company’s common stock to Michael Z. Jacoby, the Company’s Chief Executive Officer, and Alexander Topchy, the Company’s Chief Financial Officer, respectively, which will vest ratably over a three-year period beginning on January 1, 2022, subject to such executive’s continued service on such dates and the terms of such executive’s employment agreement and a restricted stock award agreement previously approved by the Board; and (2) performance-based restricted stock units (the “RSUs”) with a target number of RSUs of 755,814 and 232,558 to Messrs. Jacoby and Topchy, respectively. The grants of the RSUs will be made pursuant to performance award of stock units agreements, substantially in the form filed as Exhibit 10.2 hereto (the “RSU Award Agreement”).

Subject to the executive’s continued service on such date and certain exceptions set forth in the RSU Award Agreement, the RSUs will vest based on the Company’s Implied Equity Market Capitalization (as defined in the RSU Award Agreement) at the end of the performance period ending on December 31, 2024, according to the following schedule:

Performance Level	Implied Equity Market Capitalization	% of “Target Award” that Vests
Threshold	$118,000,000	50%
Target	$200,000,000	100%
Stretch	$300,000,000	200%
Outperform	$400,000,000	300%

If, however, the maximum amount of the award is not earned as of December, 31, 2024, the remaining RSUs may be earned based on the Company’s Implied Equity Market Capitalization as of December 31, 2025. To the extent performance is between any two designated amounts, the percentage of the target award earned will be determined using a straight-line linear interpolation between the two designated amounts.

The foregoing description of the RSU Award Agreement is qualified in its entirety by the text of the Form of RSU Award Agreement filed as Exhibit 10.2 hereto.

In addition, on September 15, 2021, the Compensation Committee approved a 2021 cash bonus plan for Messrs. Jacoby and Topchy. The amount of each officer’s cash bonus will depend on the achievement of certain pre‑established goals determined by the Compensation Committee and will be based on the following threshold, target and stretch amounts: Mr. Jacoby – $300,000 (threshold), $400,000 (target) and $500,000 (stretch); and Mr. Topchy – $84,375 (threshold), $112,500 (target) and $140,625 (stretch).

Item 9.01.Financial Statements and Exhibits.

.

(d)Exhibits

Exhibit No.	Description
10.1	Broad Street Realty, Inc. Amended and Restated 2020 Equity Incentive Plan
10.2	Form of Performance Award of Stock Units Agreement
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

September 21, 2021	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer

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